Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Codex DNA, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), Todd Nelson, as Chief Executive Officer of the Company, and Jennifer McNealey, as Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), to his or her knowledge:

1.The Report, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended; and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Todd Nelson
Todd Nelson
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: November 10, 2021

/s/ Jennifer McNealey
Jennifer McNealey
Chief Financial Officer
(Principal Financial Officer)
Date: November 10, 2021